Exhibit 99.1

PRESS RELEASE

GE ANNOUNCES ITS INTENT TO EXPLORE STRATEGIC OPTIONS FOR
CONSUMER & INDUSTRIAL WITH A FOCUS ON SPIN-OFF

FAIRFIELD, Conn. July 10, 2008 – GE today announced that it is continuing to explore all options for its Consumer & Industrial businesses with a primary focus on spinning-off the entire unit -- Appliances, Lighting and Industrial -- to existing GE shareholders. The Company announced on May 16 that a spin-off was one possible outcome of the strategic review of its Appliances division.

“As we explored our options for Appliances, it became clear that the fastest, most efficient step we could take in completing the transformation of our Industrial portfolio would be to focus on a possible spin-off of the entire unit,” GE Chairman and CEO Jeff Immelt said. “This is consistent with the strategy we have been executing to transform the GE portfolio for long-term growth and makes sense for GE shareholders.”

“While we will continue to consider all opportunities for Consumer & Industrial, focusing on a spin-off makes sense for these great businesses as well. They have integrated processes, distribution and backroom operations,” Immelt said. “Consumer & Industrial would benefit by keeping a world-class leadership team intact, its employees together and would have the ability to control their own destiny.  I am pleased that Jim Campbell and his team remain committed to this effort."

GE Appliances is a leading innovator in its industry, and has been introducing new products that enhance consumer lifestyles for almost a century. It is recognized for its world-class products like GE Monogram®, GE Café® and a wide range of Energy Star™ certified appliances.  GE Lighting invented the world’s first incandescent light bulb in 1879 and continues to be at the leading edge of lighting innovation with the Reveal®, Edison™ and Energy Smart® consumer brands. GE’s Industrial technologies have harnessed power and delivered critical services safely and efficiently around the world since 1892.
* * *
GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, and media content, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the Company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates and commodity and equity prices; the commercial and consumer credit environment; the impact of regulation and regulatory, investigative and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:

GE Corporate: Jeff DeMarrais, 203.373.3244 (office); 203.583.2495 (mobile)

jeffrey.demarrais@ge.com

GE Consumer & Industrial: Kim Freeman, 502.741.2053 (mobile); 502.452.7819 (office)
kim_freeman@ge.com

Investor Contact:

Dan Janki, 203.373.2468 (office)

dan.janki@ge.com